UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 17, 2014 (April 17, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001- 10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On April 17, 2014, Caesars Growth Properties Holdings, LLC (“CGPH LLC”) and Caesars Growth Properties Finance, Inc. (“CGPF Inc.” and, together with CGPH LLC, the “Issuers”) completed the offering of $675 million aggregate principal amount of their 9.375% second-priority senior secured notes due 2022 (the “Notes”). The Issuers are subsidiaries of Caesars Growth Partners, LLC (“Caesars Growth Partners”), which is a joint venture between Caesars Acquisition Company and Caesars Entertainment Corporation.

1. Escrow Agreement

Pursuant to an escrow agreement, dated as of April 17, 2014, among U.S. Bank National Association, as escrow agent and securities intermediary (the “Escrow Agent”), U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture (as defined below), and the Issuers (the “Escrow Agreement”), the Issuers deposited the gross proceeds of the offering of the Notes, together with additional amounts necessary to redeem the Notes, if applicable, into a segregated escrow account (the “Escrow Account”) until the date that certain escrow conditions are satisfied. The escrow conditions include, among other things, the consummation of the previously announced acquisition of the subsidiaries of Caesars Entertainment Operating Company, Inc. (“CEOC”) that own the assets comprising The Cromwell (f/k/a Bill’s Gamblin’ Hall & Saloon), The Quad Resort & Casino, Bally’s Las Vegas and Harrah’s New Orleans and the contribution by Caesars Growth Partners of the entity that owns the assets comprising the Planet Hollywood Resort & Casino (the “Transactions”) and the receipt of all required regulatory approvals.

The funds held in the Escrow Account will be released to the Issuers upon delivery by the Issuers to the Escrow Agent and the Trustee of an officer’s certificate certifying that, prior to or concurrently with the release of funds from the Escrow Account, the escrow conditions have been met (the “Escrow Release Date”).

The Issuers granted the Trustee, for the benefit of the holders of the Notes, a first-priority security interest in the Escrow Account and all deposits therein to secure the note obligations pending disbursement.

2. Indenture and 9.375% Second-Priority Senior Secured Notes due 2022

The Notes, which mature on May 1, 2022, were issued pursuant to an indenture dated as of April 17, 2014, among the Issuers and U.S. Bank National Association, as trustee (the “Indenture”).

The Issuers will pay interest on the Notes at 9.375% per annum, semi-annually to holders of record at the close of business on April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing on November 1, 2014.

The Issuers may redeem the Notes at their option, in whole or part, at any time prior to May 1, 2017, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. The Issuers may redeem the Notes, in whole or in part, on or after May 1, 2017, at the redemption prices set forth in the Indenture and the Notes. In addition, at any time and from time to time on or before May 1, 2017, the Issuers may choose to redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to the issuance of additional notes) at a redemption price equal to 109.375% of the principal amount thereof with the net proceeds of one or more equity offerings so long as at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) remain outstanding after each such redemption.

The Notes are senior secured obligations of the Issuers and rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. Upon the Escrow Release Date, the Notes will be guaranteed on a senior secured basis by each wholly owned, domestic subsidiary of CGPH LLC (other than CGPF Inc.) that is a subsidiary guarantor with respect to the new senior secured credit facilities to be entered into in connection with the Transactions (the “Senior Secured Credit Facilities”), and secured by a second-priority security interest, subject to permitted liens, in certain assets of the Issuers and such subsidiary guarantors. None of Caesars Growth Partners, Caesars Entertainment Corporation or CEOC will guarantee the Notes.

The Indenture contains covenants that limit the Issuers’ (and their restricted subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (viii) enter into certain transactions with their affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions outlined in the Indenture. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be immediately due and payable.

The Issuers intend to use the net proceeds from the offering of the Notes, on the Escrow Release Date, together with borrowings under new Senior Secured Credit Facilities and cash contributed to them by Caesars Growth Partners, to complete the Transactions and related transactions, including the repayment in full of all amounts then outstanding under the senior secured term loan of PHWLV, LLC, and to pay related fees and expenses.

The Notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

3. Registration Rights Agreement

On April 17, 2014, in connection with the issuance of the Notes, the Issuers entered into a registration rights agreement with Citigroup Global Markets Inc., as representative of the initial purchasers of the Notes, relating to, among other things, the exchange offer for the Notes and the related subsidiary guarantees (as described above) (the “Registration Rights Agreement”).

Upon the Escrow Release Date, the subsidiary guarantors will execute a joinder to the Registration Rights Agreement.

Subject to the terms of the Registration Rights Agreement, the Issuers will use their commercially reasonable efforts to have a registration statement that registers with the Securities and Exchange Commission notes having substantially identical terms as the Notes declared effective by the Securities and Exchange Commission on or prior to 365 days after the issue date of the Notes as part of an offer to exchange freely tradeable exchange notes for the Notes.

The Issuers will use their commercially reasonable efforts to cause the exchange offer to be completed within 30 business days after the effectiveness target date or, if required, to have one or more shelf registration statements declared effective within the time periods described in the Registration Rights Agreement.

If the Issuers fail to meet these targets, the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year. If the registration default is corrected, the interest rate of the Notes will revert to the original level.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: April 17, 2014	By:	/s/ ERIC HESSION
	Name:	Eric Hession
	Title:	Senior Vice President and Treasurer